UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2017

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Tilzer

Signet Jewelers Limited (the “Company”) announced that Mr. Brian A. Tilzer has been appointed to the Board of Directors (the “Board”) on January 30, 2017, and his appointment will be effective February 1, 2017.

The Board considered the independence of Mr. Tilzer under the New York Stock Exchange (the “NYSE”) listing standards and the Company’s Corporate Governance Guidelines and concluded that Mr. Tilzer is an independent director under the applicable NYSE listing standards and the Company’s Corporate Governance Guidelines.

Mr. Tilzer is entitled to compensation and indemnification consistent with the compensation and indemnification provided to other members of the Board. Compensation includes any fees and equity awards, and reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board and its committees. The full description of the Company’s director compensation arrangements and director indemnification agreement is incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 4, 2016.

Mr. Tilzer, 46, currently serves as Senior Vice President and Chief Digital Officer of CVS Health Corporation since 2013.  Previously, he served various roles at Staples, Inc. from 2007 to 2013, Linens ‘N Thing, Inc. from 2002 to 2006, and Accenture Ltd. from 1992 to 2002.  Mr. Tilzer does not serve on any public company boards.

There are no transactions between Mr. Tilzer and the Company that would be reportable under Item 404(a) of Regulation S-K.

Edward Hrabak

On January 29, 2017, Edward Hrabak provided Sterling Jewelers Inc. (“Sterling”), a wholly-owned subsidiary of the Company, with notice, pursuant to his Termination Protection Agreement (“TPA”) with Sterling, that he will resign from his position as Signet, Chief Operations Officer effective January 29, 2017.  Mr. Hrabak will continue as an employee of the Company for transitional purposes, and will resign as an employee of the Company on July 17, 2017.

If Mr. Hrabak remains an employee through July 17, 2017 or if his employment is terminated by the Company without cause or due to death or disability prior to such date, Mr. Hrabak will receive his base salary from such date until March 15, 2018 along with a monthly cash payment equal to the employer contribution to the Company’s group health coverage premium through such date.  Any unvested awards granted to him under the terms of the Omnibus Incentive Plan (“LTIP”) will vest pro-rata as of March 15, 2018, based on actual performance through the end of the applicable performance period for such awards that are subject to performance-based vesting.  Mr. Hrabak will be eligible for fiscal year short term incentive cash payments under the 2017 & 2018 Short-Term Incentive Plans based upon actual performance for each year.

Sebastian Hobbs

Mr. Sebastian Hobbs, age 47, will be promoted to a newly created role as Signet, President and Chief Customer Officer effective January 29, 2017 reporting directly to the Signet Chief Executive Officer. Mr. Hobbs currently serves as Managing Director of Signet Trading Limited (STL) the Company’s wholly owned UK trading subsidiary, a position he has held since July 2013. Mr. Hobbs joined the Company as Commercial Director of the UK Division in March 2011.

In connection with his promotion, Mr. Hobbs’ annual base salary will increase from $500,000 to $700,000, his maximum annual bonus opportunity will remain at 150% of his annual base salary, and his long-term incentive award target will increase from approximately 110% to approximately 120% of his annual base salary (subject to a maximum of approximately 200% of Mr. Hobb’s annual base salary).

With his appointment, Mr. Hobbs’ Stock Ownership Guideline holding requirement will increase from 2x his base salary to 3x.

In Mr. Hobbs’ new role he will be relocating from the UK to the US.  As such, relocation benefits will be available to Mr. Hobbs, including but not limited to reimbursement of certain costs of relocation, a single one-time relocation assistance allowance of $12,000 and two years of tax preparation services.

In addition, Mr. Hobbs entered into a TPA with the Company, effective January 29, 2017.  The terms of Mr. Hobbs’ TPA are substantially similar to the TPAs provided to the Company’s other executive officers, except with respect to the terms described above. The full description of the terms provided in the TPA is incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 20, 2015.

The foregoing description of the TPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TPA. A copy of the TPA will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Bryan Morgan

Mr. Bryan Morgan, age 40, will be promoted to Signet, Chief Operations Officer effective January 29, 2017 reporting directly to the Signet Chief Executive Officer. Mr. Morgan currently serves as Signet Executive Vice President of Supply Chain Management, a position he has held since July 2015. Mr. Morgan has held positions of increasing management responsibility within Sterling, the Company’s wholly owned US trading company since June 2007 when he joined the Company as Director of Corporate Supply Chain, Procurement, and Strategic Sourcing.

In connection with his promotion, Mr. Morgan’s annual base salary will increase from $450,000 to $625,000, his maximum annual bonus opportunity will increase from 100% to 150% of his annual base salary, and his long-term incentive award target will increase from approximately 75% to approximately 120% of his annual base salary (subject to a maximum of approximately 200% of Mr. Morgan’s annual base salary).

With his appointment, Mr. Morgan’s Stock Ownership Guideline holding requirement will increase from 2x his base salary to 3x.

In addition, Mr. Morgan entered into an Amended and Restated TPA with the Company, effective January 29, 2017.  The terms of Mr. Morgan’s Amended and Restated TPA are substantially similar to the TPAs provided to the Company’s other executive officers, except with respect to the terms described above. The full description of the terms provided in the Amended and Restated TPA is incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 20, 2015.

The foregoing description of the Amended and Restated TPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated TPA. A copy of the Amended and Restated TPA will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

George Murray

Mr. George Murray, currently Chief Marketing and Merchandising Officer of the Company, will become Chief Retail Insights & Strategy Officer effective January 29, 2017. Mr. Murray 61, served as President, Zale Division, between July 2014 and July 2015 and previously served as Senior Vice President of Marketing, Advertising and Public Relations for the Sterling Jewelers Division, having held a number of management positions since joining the Sterling Jewelers Division in 1992. Mr. Murray’s compensation arrangements remain unchanged.

There are no transactions between Mr. Hobbs, Mr. Morgan or Mr. Murray and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no family relationship between any of them and any directors or executive officers of Signet under Item 401(d) of Regulation S-K.

A copy of the press release announcing these appointments is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Signet Jewelers Limited, dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	January 31, 2017	By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Governance Officer & Corporate Secretary

EXHIBIT INDEX

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Signet Jewelers Limited, dated January 31, 2017.